UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008
ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)
(713) 621-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Our Compensation Committee (the “Committee”) met on January 30, 2008 and discussed bonus payouts to our named executive officers (“NEOs”). Based on projections of the Company’s earnings for fiscal year 2007, the Committee tentatively approved certain bonus payouts. On February 26, 2008, our Board of Directors met, reviewed and approved for disclosure our actual 2007 earnings; therefore, the final bonus amounts are now determinable and payable.
Our bonus plan (“Bonus Plan) is divided into two equal pieces: under one, payouts depend solely on Drilling Division EBITDA relative to budget; under the other, payouts depend on the degree to which the individual met specific operational and other individual and group goals. Bonus plan payouts are determined as follows:
•	50% of payout is determined by the Drilling Division EBITDA relative to budget. If the Company has positive net income on a consolidated basis and Drilling Division EBITDA is at least 75% of budget, after any payout under our broad-based profit sharing plan (“Profits Sharing Plan”), then the Bonus Plan payout is calculated (on a sliding scale) as follows:

EBITDA as a % of Budget	Payout
Less than 75%	No payout
87.5%	50% of target
100%	100% of target
112.5%	150% of target
125% or more	200% of target
In 2007, our Drilling Division EBITDA was 94% of the budgeted amount, and therefore payouts were 76% of target based on the scale above.

•	50% of payout is determined by performance against specific individual and group goals approved by the Board (with respect to the CEO) or by the CEO (with respect to the other NEOs). The Committee reviews the individual’s performance against his goals and uses its discretion to determine what percentage payout such individual will receive. Each NEO may receive between 0% and 200% of this discretionary portion of the bonus.

Payouts under these two categories are independent of each other and are reduced by any payout under the Profit Sharing Plan.
In February 2008, the Committee recommended to the Board of Directors that the NEOs and certain other members of management receive a special bonus amount in addition to the amounts discussed above. Such special bonus amounts are intended to reward those members of management for their efforts in 2007 in producing the Company’s best financial results in its history. For the NEOs, such special bonuses were as follows:

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D. F. McNease, Chairman, President and Chief Executive Officer	$362,000
David P. Russell, Executive Vice President, Drilling Operations	$115,000
Mark A. Keller, Executive Vice President, Business Development	$105,000
John L. Buvens, Executive Vice President, Legal	$85,000
William H. Wells, Vice President, Finance and Chief Financial Officer	$76,855
Therefore, total amounts payable to the named executive officers for all 2007 bonus amounts are shown below:

		Target Bonus	Non-discretionary	Discretionary	Special bonus
	Salary($)	Percentage	piece ($)	payout($)	amount($)	Total($)
McNease	725,000	100%	275,500	362,500	362,000	1,000,000
Russell	340,000	60%	77,520	204,000	115,000	396,520
Keller	325,000	55%	67,925	160,875	105,000	333,800
Buvens	294,000	55%	61,446	137,445	85,000	283,891
Wells	289,000	55%	60,401	119,212	76,855	256,468
Short-Term Incentive Compensation Award for Fiscal 2008
The Company’s Bonus Plan and Profit Sharing Plan for 2008 were also reviewed by the Committee. Any awards under the Bonus Plan will only be made after the Profit Sharing Plan has been fully paid. The 2008 plans are identical to the 2007 plans in structure and potential payout and are based in part on the results of the Company’s drilling operations, specifically, the percentage of EBITDA return on revenues in excess of a minimum threshold (with respect to the Profit Sharing Plan) and relative to budget (with respect to the Bonus Plan).
Each participant in the Bonus Plan has an aggregate incentive target that is a percentage of the participant’s base salary. The terms of the 2008 plan are substantially the same as for 2007 as described in Current Report on Form 8-K dated April 28, 2006, except that the EBITDA goal used for the Bonus plans was revised for 2008.
A summary of each of the Profit Sharing Plan and Bonus Plan was filed as Exhibit 10.1 to Current Report on Form 8-K dated April 28, 2006 and is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Exhibit Description
Exhibit 10.1	Short-Term Incentive Plans: Profit Sharing Plan and Bonus Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 28, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.
By:	/s/ William H. Wells
William H. Wells
Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

Dated: February 28, 2008

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